EXHIBIT 10.4

AMENDMENT NO. 2 TO AMENDED AND RESTATED MASTER LEASE AGREEMENT NO. 5

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED MASTER LEASE AGREEMENT NO. 5 (hereinafter, this “Amendment”) is executed as of April 3, 2016 (the “Amendment Execution Date”), and effective as of the 3rd day of April, 2016 (the “Amendment Effective Date”) and is by and among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, “Lessor”), and KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc. (“Kindred”), and KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc. (“Operator”; Operator, jointly and severally with Kindred and permitted successors and assignees of Operator and Kindred, “Tenant”).

RECITALS

A. Lessor and Tenant have heretofore entered into that certain Amended and Restated Master Lease Agreement No. 5 (such agreement, as heretofore amended, is herein referred to as “ML5”) dated as of September 30, 2013, and Ventas, Inc. executed a Joinder to such ML5 with respect to Facility Nos. 4614 and 4619 (each capitalized term that is used in this Amendment and not otherwise defined shall have the same meaning herein as in ML5).

B. Lessor and Tenant desire to amend ML5 on the terms described in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Tenant hereby agree as follows:

1. Base Rent; Exhibit C. Lessor and Tenant hereby agree to amend ML5 as follows, effective as of the Amendment Effective Date:

1.1. In consideration of the parties’ entry into this Amendment and, contemporaneously herewith, entry into certain other lease amendments, Lessor and Tenant have agreed to reset the Base Rent owing under ML5 by increasing such Base Rent by $59,721.09 per annum to $99,198,378.21 per annum, effective as of April 1, 2016. In addition, the definition of “Base Rent” contained in Section 2.1 of ML5 is amended and restated in its entirety to read as follows:

“Base Rent”: (i) for the period from January 1, 2016 through March 31, 2016, rent at an annual rate equal to Ninety-Nine Million One Hundred Thirty-Eight Thousand Six Hundred Fifty-Seven and 12/100 Dollars ($99,138,657.12) per annum, (ii) for the period from April 1, 2016 through April 30, 2016, rent at an annual rate equal to Ninety-Nine Million One Hundred Ninety-Eight Thousand Three Hundred Seventy-Eight and 21/100 Dollars ($99,198,378.21) per annum, and (iii) for a particular Rent Calculation Year thereafter, an annual rental amount equal to the sum of (A) the Prior Period Base Rent, plus (B)(1) if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year is 0.00% or less, zero, (2) if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year, is greater than 4.00%, the product of 4% times the Prior Period Base Rent, and (3) in all other cases, the product of the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year times the Prior Period Base Rent.

Notwithstanding the foregoing, nothing contained in this definition shall limit the applicability of Section 19.2 and Section 19.3 hereof.”

1.2. Effective as of April 1, 2016, Exhibit C to ML5 is amended and restated in its entirety to read as set forth in Attachment 1 attached to and made a part of this Amendment.

2. Kindred Hospital – Louisville. Relative to the Facility commonly known as Kindred Hospital- Louisville (Facility #4633), Tenant has requested Lessor’s consent to Tenant’s sub-subleasing to Operator of the portion of such Facility which was previously sub-subleased to Peak 10 Xodiax, Inc. (and is commonly known as the “data center’) for use by Operator as a call center for potential patients to discuss care options, find Tenant locations and obtain advice on insurance and other payment issues. Pursuant to Tenant’s request, Lessor hereby evidences its consent to such use of such Facility by Operator, as a sub-sublessee, and agrees that, as Operator is already a Tenant under ML5, Lessor shall not require a Lease Guaranty from Operator pursuant to Section 40.12 of ML5. Except as provided above relative to providing a Lease Guaranty, the requirements of ML5 relating to subleasing shall remain applicable to Tenant’s aforesaid sub-sublease to Operator. In addition, also relative to such Kindred Hospital- Louisville Facility, Tenant has requested Lessor’s consent to Tenant’s sub-subleasing of 65 parking spaces to Norton Properties, Inc. as provided in the draft sub-sublease heretofore delivered by Tenant to Lessor. Lessor hereby evidences its consent to such sub-sublease to Norton Properties, Inc., subject to Tenant’s compliance with the requirements of subsections (a), (b), (c) and (d) of Section 25.1.2 of ML5 and the other applicable provisions of ML5 that impose requirements on subleases and subtenants.

3. Certain Lessor Costs. Tenant shall pay, as Additional Charges, on behalf of Lessor, or reimburse Lessor for, any and all actual, reasonable, and documented third party out-of-pocket costs or expenses paid or incurred by Lessor, including, without limitation, reasonable attorneys’ fees, in connection with the negotiation, execution and delivery of this Amendment.

4. Conflict; Unified Commercial Operating Lease. In the event of a conflict between ML5 and this Amendment, this Amendment shall control in all events. Except as set forth in this Amendment, ML5 shall remain in full force and effect. It is acknowledged and agreed that, except as otherwise expressly provided herein or in ML5, the inclusion of each of the Leased Properties on a continuing basis in ML5 is an essential element of the leasing transaction described in ML5 for Lessor, and that, except as otherwise expressly provided herein or in ML5, Lessor shall not be obligated and may not be required to lease to Tenant less than all of the Leased Properties demised pursuant to ML5. It is further acknowledged and agreed that ML5 is not a residential lease within the meaning of the U.S. Bankruptcy Code, as amended, and that ML5 is an operating lease, and not a capital lease, for all accounting, tax and legal purposes.

5. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, and signature pages may be delivered by facsimile or electronic mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Integration. This Amendment and ML5 contain the entire agreement between Lessor and Tenant with respect to the subject matter hereof. No representations, warranties or agreements have been made by Lessor or Tenant except as set forth in this Amendment and ML5.

7. Severability. If any term or provision of this Amendment is to be invalid or unenforceable, such term or provision shall be modified as slightly as possible so as to render it valid and enforceable; if such term or provision, as modified, shall be held or deemed invalid or unenforceable, such holding shall not affect the remainder of this Amendment and same shall remain in full force and effect.

8. Subject to Law. This Amendment was negotiated in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. In all respects, the law of the State of New York shall govern the validity of and enforceability of the obligations of the parties set forth herein, but the parties hereto will submit to jurisdiction and the laying of venue for any suit on this Amendment in the Commonwealth of Kentucky.

9. Waivers. No waiver of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant herein.

10. Binding Character. This Amendment shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Lessor and Tenant.

11. Modification. This Amendment may be only be modified by a writing signed by both Lessor and Tenant.

12. Forbearance. No delay or omission by any party hereto to exercise any right or power accruing upon any noncompliance or default by any other party hereto with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

13. Headings and Captions. The headings and captions of the sections of this Amendment are for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

14. Gender and Number. As used in this Amendment, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.

15. Coordinated Disclosures. The parties hereto shall cooperate with respect to any disclosures of information concerning this Amendment and the transactions contemporaneous herewith, and shall share such disclosures with the other parties a reasonable period of time prior to making such disclosures in order to facilitate such cooperation.

16. Authority. The parties represent and warrant to each other that each of them, respectively, has full power, right and authority to execute and perform this Amendment and all corporate action necessary to do so has been duly taken. In order to induce Lessor to enter into this Amendment, Tenant hereby represents and warrants to Lessor that Tenant’s entry into this Amendment does not require that any consent or approval first be obtained from any lender of Tenant or its Affiliates.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc.

By:		/s/ Cristina E. O’Brien
Cristina E. O’Brien,
Vice President, Real Estate Counsel

TENANT:

KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc.

By:		/s/ Cristina E. O’Brien
Cristina E. O’Brien,
Vice President, Real Estate Counsel

LESSOR:

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:		Ventas, Inc., a Delaware corporation, its general partner

	By:	/s/ Brian K. Wood
Brian K. Wood
Senior Vice President and Chief Tax Officer

JOINDER

The undersigned, VENTAS, INC., a Delaware corporation, hereby joins in the foregoing Amendment No. 2 to ML5 solely for the purpose of, subject to Section 40.2 of ML5, joining with Ventas Realty, Limited Partnership, on a joint and several basis, as Lessor under ML5, as amended by the foregoing amendment, with respect to, and only with respect to, the Leased Property commonly known as Kindred Hospital –Pittsburgh (Facility No. 4619) and the Leased Property commonly known as Kindred Hospital – Philadelphia (Facility No. 4614), and for no other purposes. Notwithstanding anything to the contrary contained in ML5, as amended by the foregoing amendment, Tenant acknowledges and agrees, by the acceptance of this Joinder, that Ventas, Inc. shall have no liability or obligations under ML5, as amended by the foregoing amendment, as lessor or otherwise, with respect to any Leased Property other than the aforesaid Kindred Hospital –Pittsburgh and Kindred Hospital - Philadelphia Leased Properties.

VENTAS, INC.

By:	/s/ Brian K. Wood
Brian K. Wood
Senior Vice President and Chief Tax Officer

ATTACHMENT 1

Exhibit C

Allocation Schedule – Applicable Transferred Property Percentages

Master Lease Agreement No. 5

ID	Name	Base Rent as of 4/1/2016	Transferred Property Percentage as of 4/1/2016
4611	Bay Area St. Petersburg	4,104,506.28	4.13767%
4618	Oklahoma City	12.00	0.00001%
4619	Pittsburgh	12.00	0.00001%
4633	Louisville	8,290,739.87	8.35774%
4638	Indianapolis	2,204,554.44	2.22237%
4644	Brea	4,530,868.10	4.56748%
4658	Tucson	12.00	0.00001%
4688	Boston	12.00	0.00001%
4822	San Francisco Bay Area	5,392,471.06	5.43605%
4876	South Florida - Hollywood	3,792,238.08	3.82288%
4602	South Florida - Coral Gables	2,567,115.72	2.58786%
4614	Philadelphia	2,280,230.16	2.29866%
4628	Chattanooga	2,682,087.48	2.70376%
4635	San Antonio	2,224,654.92	2.24263%
4637	Chicago (North Campus)	8,519,451.74	8.58831%
4647	Las Vegas	2,650,665.60	2.67209%
4652	North Florida	3,161,609.88	3.18716%
4653	Tarrant County (Fort Worth)	4,653,999.00	4.69161%
4660	Mansfield	1,327,194.96	1.33792%
4662	Greensboro	2,614,122.24	2.63525%
4664	Albuquerque	1,776,699.07	1.79106%
4665	Denver	1,667,384.00	1.68086%
4666	New Orleans	12.00	0.00001%
4668	Fort Worth	3,527,874.96	3.55638%
4673	Boston North Shore	12.00	0.00001%
4674	Central Tampa	4,465,630.80	4.50172%
4680	St. Louis	1,294,981.42	1.30545%
4690	Chicago (Northlake Campus)	4,326,045.12	4.36100%
4871	Chicago Lakeshore	3,010,536.24	3.03486%
113	Southwood	2,170,969.18	2.18851%
131	Harrison	1,764,900.00	1.77916%
168	Lakewood	626,418.72	0.63148%
198	Harrington	1,270,471.08	1.28074%
213	Wildwood	2,148,680.00	2.16604%
559	Birchwood Terrace	1,454,186.28	1.46594%

573	Eagle Pond	1,620,985.68	1.63408%
694	Wedgewood	1,516,950.00	1.52921%
825	Nansemond Pointe	2,180,576.88	2.19820%
829	River Pointe	1,371,908.88	1.38300%
1228	Lafayette	2,006,598.36	2.02281%

Total		99,198,378.21	100.00000%